EXHIBIT 21.1
ABITIBIBOWATER INC.
SUBSIDIARY LISTING

Jurisdiction of
Name	Incorporation
1508756 Ontario Inc.	Ontario
3834328 Canada Inc.	Canada
6169678 Canada Incorporated	Canada
Abitibi-Consolidated Alabama Corporation	Alabama
Abitibi-Consolidated Company of Canada	Quebec
Abitibi-Consolidated Corp.	Delaware
Abitibi-Consolidated Inc.	Canada
Abitibi-Consolidated Canadian Office Products Holdings Inc.	Canada
Abitibi-Consolidated Hydro Inc.	Canada
Abitibi-Consolidated Nova Scotia Incorporated	Nova Scotia
Abitibi Consolidated Europe	Belgium
Abitibi-Consolidated Finance LP	Delaware
Abitibi Consolidated Sales Corp.	Delaware
Abitibi-Consolidated U.S. Funding Corp.	Delaware
ACH Limited Partnership (1)	Manitoba
ACH Calm Lake Inc. (2)	Canada
ACH Fort Frances Inc. (2)	Canada
ACH Iroquois Falls Inc. (2)	Canada
ACH Island Falls Inc. (2)	Canada
ACH Kenora Inc. (2)	Canada
ACH Norman Inc. (2)	Canada
ACH Sturgeon Falls Inc. (2)	Canada
ACH Twin Falls Inc. (2)	Canada
Alabama River Newsprint Company	Alabama
Alliance Forest Products (2001) Inc.	Canada
The Apache Railway Company	Arizona
Augusta Newsprint Company (3)	Georgia
Augusta Woodlands, LLC	Delaware
Bowater Alabama Inc.	Alabama
Bowater America Inc.	Delaware
Bowater Asia Pte Ltd.	Singapore
Bowater Canada Finance Corporation	Nova Scotia
Bowater Canada Inc.	Canada
Bowater Canada Treasury Corporation	Nova Scotia
Bowater Canadian Forest Products Inc.	Nova Scotia
Bowater Canadian Holdings Incorporated	Nova Scotia
Bowater Canadian Limited	Canada
Bowater Europe Limited	United Kingdom
Bowater Finance Company Inc.	Delaware
Bowater Incorporated	Delaware
Bowater-Korea Ltd.	Korea
Bowater LaHave Corporation	Nova Scotia
Bowater Maritimes Inc	New Brunswick
Bowater Mersey Paper Company Ltd. (4)	Nova Scotia
Bowater Mississippi LLC	Delaware
Bowater Nuway Inc.	Delaware
Bowater S. America Ltda.	Brazil
Bowater Shelburne Corporation	Nova Scotia

Jurisdiction of
Name	Incorporation
Bridgewater Paper Leasing Ltd.	United Kingdom
Bridgewater Paper Company Limited	United Kingdom
Calhoun Newsprint Company (5)	Delaware
Chesire Recycling Ltd.	United Kingdom
Donohue Corp.	Delaware
Donohue Malbaie Inc. (6)	Quebec
Donohue Recycling Inc.	Ontario
The International Bridge and Terminal Company	Canada
La Compagnie de Pulpe de Jonquiere	Quebec
Lake Superior Forest Products Inc.	Delaware
Manicouagan Power Company Inc. (7)	Quebec
Marketing Donohue Inc.	Quebec
Produits Forestiers La Tuque Inc.	Quebec
Produits Forestiers Mauricie (8)	Quebec
Produits Forestiers Saguenay Inc.	Quebec
Scramble Mining Ltd.	Ontario
Star Lake Hydro Partnership (9)	Newfoundland
St. Maurice River Drive Company Limited	Quebec
Tenex Data Inc.	Delaware
Terra Nova Explorations Ltd.	Quebec
Note: Except as otherwise indicated, each of the above entities is a wholly owned direct or indirect subsidiary of AbitibiBowater Inc. The names of certain other direct and indirect subsidiaries of AbitibiBowater Inc. have been omitted from the list above because such unnamed subsidiaries in the aggregate as a single subsidiary would not constitute a significant subsidiary.

(1)	75 percent owned.

(2)	100 percent owned by ACH Limited Partnership.

(3)	52.5 percent owned.

(4)	51 percent owned.

(5)	51 percent owned.

(6)	51 percent owned.

(7)	60 percent owned.

(8)	93.2 percent owned.

(9)	51 percent owned. On December 16, 2008, the Government of Newfoundland and Labrador passed legislation to, among other things, expropriate all of the long-lived assets, excluding vehicles, of Star Lake Hydro Partnership. For additional information, reference is made to Note 21, “Commitments and Contingencies — Extraordinary loss on expropriation of assets,” to the Consolidated Financial Statements of AbitibiBowater Inc., included in AbitibiBowater Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008.